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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91651) of The viaLink Company of our report dated February 22, 1999, except as to the stock splits described in Note 8 and Note 13 relating to the 1997 and 1998 share and per share data, which is as of March 14, 2000, relating to the financial statements which appears in this Annual Report on Form 10-KSB.


                                             /s/ PricewaterhouseCoopers LLP


Oklahoma City, Oklahoma
March 21, 2000